Exhibit 10.2

EXECUTION VERSION

SMART ABS SERIES 2014-1US TRUST

AGENCY AGREEMENT

PERPETUAL TRUSTEE COMPANY LIMITED

ABN 42 000 001 007

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED

ABN 26 003 435 443

THE BANK OF NEW YORK MELLON

THIS AGENCY AGREEMENT made in Sydney on 4 March 2014

PARTIES:

(1)

PERPETUAL TRUSTEE COMPANY LIMITED, ABN 42 000 001 007, a company incorporated in Australia and having its registered office at Level 12, Angel Place, 123 Pitt Street, Sydney, New South Wales 2000, Australia, in its capacity as trustee of the Series Trust (as hereinafter defined) (hereinafter included in the expression the Issuer).

(2)

MACQUARIE SECURITIES MANAGEMENT PTY LIMITED, ABN 26 003 435 443, a company incorporated in Australia and having its office at Level 1, 1 Martin Place, Sydney, New South Wales 2000, Australia (hereinafter included in the expression the Manager).

(3)

THE BANK OF NEW YORK MELLON, having its office at 101 Barclay Street, Floor 7-East, New York, New York 10286 (BNY and hereinafter included in the expressions the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank).

BACKGROUND:

(A)	The Issuer, in its capacity as trustee of the Series Trust, proposes to issue various Classes or Sub-Classes of asset backed US$ Notes.

(B)	The US$ Notes will be constituted pursuant to the US$ Note Trust Deed.

(C)

The Issuer wishes to appoint BNY as the initial Principal Paying Agent, the initial US$ Note Registrar and the initial Agent Bank in respect of the US$ Notes and BNY has accepted these appointments on the terms and conditions of this Agreement.

Operative provisions

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless the contrary intention appears:

Agent means a several reference to each Paying Agent, the US$ Note Registrar and the Agent Bank.

Agent Bank means initially BNY or, if BNY resigns or its appointment is terminated as the Issuer’s reference agent in respect of the US$ Notes, the person from time to time appointed in its place to perform the functions of such reference agent under this Agreement.

Authorised Officer in relation to:

(a)	the Manager, has the same meaning as in the Master Trust Deed;

(b)	the US$ Note Trustee, has the same meaning as the term “Authorised Officer” in relation to the US$ Note Trustee has in the US$ Note Trust Deed;

(c)

the Agent Bank, US$ Note Registrar and the Principal Paying Agent has the same meaning as the term “Authorised Officer” in relation to the US$ Note Trustee in the US$ Note Trust Deed except that for this purpose references in that definition to the “US$ Note Trustee” will be taken to be references to the “Principal Paying Agent”, “US$ Note Registrar” or “Agent Bank”, as applicable;

(d)	the Issuer, has the same meaning as the term “Authorised Officer” in relation to the Trustee in the Series Supplement; and

(e)

any other Agent, means the persons appointed from time to time by that Agent to act as its Authorised Officers for the purposes of this Agreement as certified in writing by 2 directors or a director and secretary of that Agent to the other parties to this Agreement.

Book-Entry Note has the same meaning as in the US$ Note Trust Deed.

Definitive Note has the same meaning as in the US$ Note Trust Deed.

Exchange Act means the United States Exchange Act of 1934 as amended.

Interest Amount means, in relation to a Class or Sub-Class of US$ Notes, the “Interest Amount” specified for that Class or Sub-Class of US$ Notes in the relevant US$ Note Conditions.

Interest Rate has the same meaning as in the US$ Note Conditions.

Issuer means initially Perpetual Trustee Company Limited ABN 42 000 001 007 in its capacity as trustee of the Series Trust or, if Perpetual Trustee Company Limited ABN 42 000 001 007 retires or is removed as trustee of the Series Trusts (as defined in the Master Trust Deed), the then Substitute Trustee.

Master Trust Deed means the Master Trust Deed dated 11 March 2002 between the Manager and Permanent Custodians Limited ACN 001 426 384, the rights and obligations of which were assumed by the Issuer pursuant to the Deed of Assumption, as amended and supplemented from time to time.

MLPL means Macquarie Leasing Pty Limited ABN 38 002 674 982.

Paying Agent means each person from time to time appointed hereunder to perform the functions of a paying agent and, except where the context otherwise requires, includes the Principal Paying Agent.

Principal Paying Agent means BNY or, if BNY resigns or its appointment is terminated as principal paying agent, the person from time to time appointed in its place to perform the functions of the principal paying agent under this Agreement.

Regulation AB means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

SEC means the Securities and Exchange Commission of the United States of America, as from time to time constituted, created under the United States Securities Exchange Act of 1934, as amended.

Securities Act means the Securities Act of 1933 of the United States of America, as amended.

Series Supplement means the Series Supplement dated on or about the date of this Agreement between MLPL, Macquarie Bank Limited ABN 46 008 583 542, the Manager and the Issuer, as amended and supplemented from time to time.

Series Trust means the SMART ABS Series 2014-1US Trust.

Servicing Criteria means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

Specified Office in relation to:

(a)

the US$ Note Registrar, means the offices of the US$ Note Registrar as specified in the US$ Note Conditions or otherwise under this Agreement as the offices of the US$ Note Registrar where surrenders of US$ Notes for transfer, exchange, replacement or redemption will occur and where, in respect of one of such offices, the US$ Note Register will be kept as varied from time to time in accordance with this Agreement;

(b)

a Paying Agent, means the office of the Paying Agent specified in the US$ Note Conditions as the office at which payments in respect of the US$ Notes will be made, as varied from time to time in accordance with this Agreement; and

(c)

the Agent Bank, means the office of the Agent Bank specified in the US$ Note Conditions as the office at which the Agent Bank will carry out its duties under this Agreement, as varied from time to time in accordance with this Agreement.

STAMP means the Securities Transfer Agents Medallion Program.

UCC means the Uniform Commercial Code of New York or any other applicable jurisdiction as the context may require.

US$ Class A-1 Interest Amount has the same meaning as in the US$ Note Conditions.

US$ Class A-2a Interest Amount has the same meaning as in the US$ Note Conditions.

US$ Class A-2b Interest Amount has the same meaning as in the US$ Note Conditions.

US$ Class A-3a Interest Amount has the same meaning as in the US$ Note Conditions.

US$ Class A-3b Interest Amount has the same meaning as in the US$ Note Conditions.

US$ Class A-4a Interest Amount has the same meaning as in the US$ Note Conditions.

US$ Class A-4b Interest Amount has the same meaning as in the US$ Note Conditions.

US$ Note has the same meaning as in the US$ Note Trust Deed.

US$ Noteholders has the same meaning as in the US$ Note Trust Deed.

US$ Note Register means the register established by the US$ Note Registrar in respect of the Class A-1, the Class A-2a Notes, the Class A-2b Notes, the Class A-3a Notes, the Class A-3b Notes, the Class A-4a Notes and the Class A-4b Notes in accordance with Clause 5.2.

US$ Note Registrar means BNY or if BNY resigns or its appointment as note registrar in respect of the US$ Notes is terminated, the person from time to time appointed in its place to perform the functions of such note registrar under this Agreement.

US$ Note Trust Deed means the US$ Note Trust Deed dated 4 March 2014 between the Issuer, the Manager, MLPL and BNY, as amended and supplemented from time to time.

1.2	Master Trust Deed, Master Sale and Servicing Deed and Series Supplement definitions

Subject to Clause 1.6, unless otherwise defined in this Agreement or unless otherwise indicated in this Agreement, words and phrases defined (including by incorporation from, or by reference to, another document) in either or each of the Master Trust Deed, the Master Sale and Servicing Deed

and the Series Supplement have the same meaning in this Agreement. Where there is any inconsistency in a definition between this Agreement (on the one hand) and the Master Trust Deed, the Master Sale and Servicing Deed or the Series Supplement (on the other hand), this Agreement prevails. Where there is any inconsistency in a definition between the Master Trust Deed or the Master Sale and Servicing Deed (on one hand) and the Series Supplement (on the other hand), the Series Supplement prevails over the Master Trust Deed and the Master Sale and Servicing Deed in respect of this Agreement. Where there is any inconsistency in a definition between the Master Trust Deed (on one hand) or the Master Sale and Servicing Deed (on the other hand), the Master Sale and Servicing Deed prevails over the Master Trust Deed in respect of this Agreement. Subject to Clause 1.6, where words or phrases used but not defined in this Agreement are defined in the Master Trust Deed or the Master Sale and Servicing Deed in relation to a Series Trust (as defined in the Master Trust Deed) such words or phrases are to be construed in this Agreement, where necessary, as being used only in relation to the Series Trust (as defined in this Agreement).

1.3	Interpretation

In this Agreement, unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this Agreement;

(b)	a reference to this Agreement includes the Background;

(c)	the expression person includes an individual, the estate of an individual, a body politic, a corporation and a statutory or other authority or association (incorporated or unincorporated);

(d)	a reference to a person includes that person’s executors, administrators, successors, substitutes and assigns, including any person taking by way of novation;

(e)	subject to Clause 1.6, a reference to any document or agreement is to such document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(f)

a reference to any legislation or to any section or provision of any legislation includes any statutory modification or re-enactment or any statutory provision substituted for that legislation and all ordinances, by-laws, regulations and other statutory instruments issued under that legislation, section or provision;

(g)	words importing the singular include the plural (and vice versa) and words denoting a given gender include all other genders;

(h)	a reference to a Clause is a reference to a Clause of this Agreement;

(i)

a reference to wilful default in relation to a party means, subject to Clause 1.3(j), any wilful failure by that party to comply with, or wilful breach by that party of, any of its obligations under any Transaction Document, other than a failure to comply or breach which:

(i) (A)	arises as a result of a breach of a Transaction Document by a person other than:

I.	that party; or

II.	any other person referred to in Clause 1.3(j); and

(B)	the performance of the action (the non-performance of which gave rise to such breach) is a pre-condition to that party performing the said obligation; or

(ii)	is in accordance with a lawful court order or direction or is required by law; or

(iii)	is in accordance with a proper instruction or direction of:

(A)	the Voting Secured Creditors given at a meeting or deemed meeting of Voting Secured Creditors convened pursuant to the Master Security Trust Deed and the General Security Deed; or

(B)	the Investors given at a meeting or deemed meeting convened under any Transaction Document;

(j)

a reference to the fraud, negligence or wilful default of a party means the fraud, negligence or wilful default of that party and of its officers or employees or any of its agents, delegates or any other person for whom that party is liable under the terms of any Transaction Document;

(k)	where any word or phrase is given a defined meaning, any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning;

(l)

where any day on which a payment is due to be made or a thing is due to be done under this Agreement is not a Business Day, that payment must be made or that thing must be done on the immediately succeeding Business Day;

(m)	a reference to the close of business on any day is a reference to 5.30 p.m. on that day;

(n)	a reference to time is to local time in Sydney;

(o)	the expressions includes and including are not words of limitation;

(p)

subject to Clause 14.2 and unless otherwise specified, each party will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of that party (or any Related Body Corporate of that party) having day to day responsibility for the administration or management of that party’s (or a Related Body Corporate of that party’s) obligations in relation to the Series Trust having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way); and

(q)

a reference to the enforcement of the Security means that the Security Trustee appoints (or the Voting Secured Creditors as contemplated by clause 8.2 of the Master Security Trust Deed appoint) a Receiver over any Secured Property, or takes possession of any Secured Property, pursuant to the Master Security Trust Deed (expressions used in this Clause have the same meanings as in the Master Security Trust Deed).

1.4	Issuer capacity

In this Agreement, except where provided to the contrary:

(a)	(References to Issuer): a reference to the Issuer is a reference to the Issuer in its capacity as trustee of the Series Trust only, and in no other capacity; and

(b)

(References to assets of the Issuer): a reference to the undertaking, assets, business or money of the Issuer is a reference to the undertaking, assets, business or money of the Issuer in the capacity referred to in paragraph (a).

1.5	Transaction Document

For the purposes of the Master Trust Deed and the Series Supplement, this Agreement is a Transaction Document.

1.6	Incorporated definitions and other Transaction Documents and provisions

Where in this Agreement a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression or to that other Transaction Document or provision (as the case may be) will be of no effect for the purposes of this Agreement unless and until the amendment is consented to by the parties to this Agreement.

2.	APPOINTMENT OF PAYING AGENTS

2.1	Appointment

The Issuer, at the direction of the Manager, hereby appoints the Principal Paying Agent as its initial principal paying agent and each other Paying Agent from time to time (if any) as its paying agent, for making payments in respect of the US$ Notes pursuant to the Transaction Documents at their respective Specified Offices in accordance with the terms and conditions of this Agreement and subject to Clause 6.1. The Principal Paying Agent, and each other Paying Agent, hereby accepts that appointment.

2.2	Several obligations of Paying Agents

While there is more than one Paying Agent, the obligations of the Paying Agents under this Agreement are several and not joint.

3.	PAYMENTS

3.1	Payment by Issuer

(a)

(Payment by Issuer):  Subject to Clause 3.8, the Issuer must on each Distribution Date, pay to or to the order of, or procure the payment to or to the order of, the Principal Paying Agent to an account specified by the Principal Paying Agent in identifiable, freely available same day funds, no later than 10.00 a.m. London time the amount in US$ as may be required (after taking account of any money then held by the Principal Paying Agent and available for the purpose) to be paid on that Distribution Date in respect of each Class or Sub-Class of US$ Notes under the US$ Note Conditions.

(b)

(Payment by Currency Swap Provider):  The Issuer shall, or shall procure that the Currency Swap Provider in relation to each Class of US$ Notes shall, no later than 10.00 a.m. London time on each Distribution Date, make the payment under Clause 3.1(a) to the Principal Paying Agent and confirm the making of such payment by facsimile or email to the Principal Paying Agent.

3.2	Payments by Paying Agents

Subject to full payments being duly made and received by the Principal Paying Agent as provided in Clause 3.1 (or the Principal Paying Agent otherwise being satisfied that the payments will be duly made and received by it on the due date), and subject to Clause 6, the Paying Agents will pay or cause to be paid to the US$ Noteholders on behalf of the Issuer on each Distribution Date the relevant amounts of principal and interest due in respect of each Class of US$ Notes in accordance with the Series Supplement, this Agreement and the US$ Note Conditions.

3.3	Non-Payment

(a)

(No obligation on Paying Agents):  If the Issuer fails to make or procure any payment pursuant to Clause 3.1, unless and until the full amount of the payment has been made under the terms of this Agreement and received by the Principal Paying Agent in accordance with Clause 3.1 (except as to the time of making the payment) or other arrangements satisfactory to the Principal Paying Agent have been made, none of the Principal Paying Agent nor any of the other Paying Agents is bound to make any payment in accordance with this Clause 3 (but may, in its sole discretion, make any such payment).

(b)

(Notice of non-receipt):  The Principal Paying Agent will promptly notify by facsimile or email the Currency Swap Provider in relation to each Class or Sub-Class of US$ Notes, the other Paying Agents, the US$ Note Trustee, the Issuer, the Security Trustee and the Manager if the full amount of any payment of principal or interest in respect of the US$ Notes required to be made pursuant to the US$ Note Conditions is not unconditionally received by it or to its order in accordance with this Agreement.

(c)

(Shortfalls):  If a Paying Agent pays any amounts to the US$ Noteholders at a time when it has not received payment in full in respect of the relevant US$ Notes in accordance with Clause 3.1 (the excess of the amounts so paid over the amounts so received being the Shortfall), the Issuer will, at the direction of the Manager (and the Manager agrees that it will give such written direction), in addition to paying amounts due under Clause 3.1, pay (as an expense of the Series Trust) to the Paying Agent on demand interest (at a rate which represents the Paying Agent’s reasonable cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Paying Agent of the Shortfall.

3.4	Late payment

(a)	(Late payments to be paid in accordance with this Agreement): If:

(i)

any payment under Clause 3.1 is received by a Paying Agent late but otherwise on the Distribution Date on which it was required to be received and in accordance with the provisions of this Agreement, that Paying Agent will, on that Distribution Date, make the payments required to be made by it in respect of the US$ Notes as provided in this Clause 3 (other than Clause 3.4(a)(ii)), unless such payment is not received by the Paying Agent in sufficient time to permit it to do so (as determined by the Paying Agent (acting reasonably)), in which case the Paying Agent will, make the payments required to be made by it in respect of the US$ Notes as provided in this Clause 3 (other than Clause 3.4(a)(ii)) as soon as possible after receipt; and

(ii)

any payment under Clause 3.1 is received by a Paying Agent late and not on the Distribution Date on which it was required to be received, but otherwise in accordance with the provisions of this Agreement, that Paying Agent will make the payments required to be made by it in respect of the US$ Notes as provided in this Clause 3 (other than Clause 3.4(a)(i)) as soon as possible after receipt.

(b)

(Notice):  If the Principal Paying Agent does not receive on a Distribution Date the full amount of principal and interest then payable on any US$ Note in accordance with the US$ Note Conditions, but receives the full amount later, it will:

(i)	forthwith upon receipt of the full amount notify the other Paying Agents, the Issuer, the US$ Note Trustee, the Security Trustee and the Manager; and

(ii)

at the expense of the Issuer (as directed by the Manager), as soon as practicable after receipt of the full amount give notice, in accordance with Condition 11.1 of the US$ Note Conditions, to the US$ Noteholders that it has received the full amount.

3.5	Payments not made in full

If on presentation of a US$ Note the amount payable in respect of the US$ Note is not paid in full (otherwise than as a result of withholding or deduction for or on account of any taxes, duties or charges in accordance with the US$ Note Conditions) the Paying Agent to whom the US$ Note is presented must ensure that the US$ Note is annotated with the amount paid and the date of payment.

3.6	Notification of payments

The Principal Paying Agent must notify the Issuer and the Manager of all payments of interest and principal made by it under the US$ Notes on each Distribution Date as soon as practicable after that Distribution Date.

3.7	Reimbursement

The Principal Paying Agent will (provided that it has been placed in funds by the Issuer) on demand promptly reimburse each other Paying Agent for payments of principal and interest properly made by that Paying Agent in accordance with the US$ Note Conditions and this Agreement. The Issuer will not be responsible for the apportionment of any moneys between the Principal Paying Agent and the other Paying Agents and a payment to the Principal Paying Agent of any moneys due to the Paying Agents will operate as a good discharge to the Issuer in respect of such moneys.

3.8	Payment under Currency Swap

The payment by the Issuer of its Australian dollar payment obligations under the Series Supplement on each Distribution Date to the Currency Swap Provider in relation to a Class or Sub-Class of US$ Notes will be a good discharge of its US$ obligations under Clause 3.1 for that Class or Sub-Class of US$ Notes (but will not relieve the Issuer of any liability in respect of any default in payment in respect of a US$ Note under any other Transaction Document). The Principal Paying Agent must notify the Issuer and the Currency Swap Provider in writing of the account to which payments by the Currency Swap Provider to the Principal Paying Agent should be made.

3.9	Principal Paying Agent may deal with funds

The Principal Paying Agent is entitled to retain for its own account any interest earned on moneys paid to it under this Agreement, except as required by law.

3.10	No set-off

No Paying Agent is entitled to exercise any right of set-off, withholding, counterclaim or lien against, or make any deduction in any payment to, any person entitled to receive amounts of principal or interest on the US$ Notes in respect of moneys payable by it under this Agreement.

3.11	Holders of US$ Notes

Except as ordered by a court of competent jurisdiction or as required by law, each Paying Agent is entitled to treat the person:

(a)

(Book-Entry Notes):  who is, while a Book-Entry Note remains outstanding, the registered owner of that Book-Entry Note as recorded in the US$ Note Register as the absolute owner of that Book-Entry Note and as the person entitled to receive payments of principal or interest (as applicable) and each person shown in the records of the applicable Depository as the holder of any US$ Note represented by that Book-Entry Note will be entitled to receive from the registered owner of that Book-Entry Note any payment so made only in accordance with the respective rules and procedures of that Depository;

(b)

(Definitive Notes):  who is the registered owner of any Definitive Note as recorded in the US$ Note Register as the absolute owner or owners of that Definitive Note (whether or not that Definitive Note is overdue and despite any notice of ownership or writing on it or any notice of previous loss or theft or of any trust or other interest in it); and

(c)

(US$ Note Trustee):  who, when a Book-Entry Note in respect of any US$ Note is no longer outstanding but Definitive Notes in respect of that US$ Note have not been issued, is for the time being the US$ Note Trustee, as the person entrusted with the receipt of principal or interest, as applicable, on behalf of the relevant US$ Noteholders, in all cases and for all purposes, despite any notice to the contrary, and will not be liable for so doing.

3.12	Repayment of moneys

(a)

(Prescription):  Immediately on any entitlement to receive principal or interest under any US$ Note becoming void under the US$ Note Conditions, the Principal Paying Agent will repay to the Issuer the amount received by it which has not already been paid and which would have been due in respect of that principal or interest if it had been paid before the entitlement became void, together with any fees applicable to that payment or entitlement (pro rated as to the amount and time) to the extent already paid under Clause 13.

(b)

(No Repayment while outstanding amounts due):  Notwithstanding Clause 3.12(a) the Principal Paying Agent is not obliged to make any repayment to the Issuer while any fees and expenses which should have been paid to or to the order of the Principal Paying Agent or, if applicable, the US$ Note Trustee, by the Issuer remain unpaid.

3.13	Paying Agent holds funds on trust

Each Paying Agent will hold on trust for the US$ Note Trustee and the US$ Noteholders all amounts held by such Paying Agent for the payment of principal and interest with respect to US$ Notes until such amounts are paid to the US$ Note Trustee or the applicable US$ Noteholders in accordance with the US$ Note Trust Deed or the US$ Note Conditions or repaid under Clause 3.12. For so long as a Paying Agent holds any such amounts, those amounts must not be commingled with the relevant Paying Agent’s own funds or any other funds held by the relevant Paying Agent and all such amounts must be held by the relevant Paying Agent in a segregated account. Such segregated account shall be established at the Principal Paying Agent by the Manager in the name of the Series Trust. The Manager on behalf of the Series Trust shall provide the applicable IRS Form(s) to the Principal Paying Agent to permit the Principal Paying Agent to make payments hereunder without deduction or withholding of United States federal income or similar taxes.

3.14	Paying Agents to record, notify payments and deliver surrendered Notes

Each Paying Agent must:

(a)	(Notify US$ Note Registrar): promptly notify the US$ Note Registrar of each payment made by it, or at its direction, to US$ Noteholders in respect of the US$ Notes;

(b)

(Records):  maintain a full and complete record of each payment made by it, or at its direction, to US$ Noteholders and provide copies of such records to the Issuer, the Manager, the US$ Note Trustee or the applicable US$ Note Registrar upon request; and

(c)	(Deliver): promptly deliver to the US$ Note Registrar any US$ Notes surrendered to it pursuant to Condition 8.2 of the US$ Note Conditions.

A record by a Paying Agent under this Clause 3.14 is sufficient evidence, unless the contrary is proved, of the relevant payments having been made or not made.

4.	APPOINTMENT AND DUTIES OF THE AGENT BANK

4.1	Appointment

The Issuer, at the direction of the Manager, hereby appoints the Agent Bank as its initial reference agent in respect of the US$ Notes upon the terms and conditions contained in this Agreement and the Agent Bank hereby accepts that appointment.

4.2	Determinations by Agent Bank

The Agent Bank must perform such duties, and make such calculations, determinations, notifications and publications as are set forth in the Series Supplement, the US$ Note Conditions and the Currency Swap to be performed or made by it until all the US$ Notes are redeemed (or deemed to be redeemed) in full in accordance with the US$ Note Conditions and must perform any other duties as requested by the Issuer, the Manager or the Principal Paying Agent which are reasonably incidental to those duties.

4.3	Notification by Agent Bank

If the Agent Bank fails to perform any duty or to make any calculation, determination, notification or publication as provided in Clause 4.2, it must forthwith notify the Issuer, the Manager, the US$ Note Trustee, the Principal Paying Agent and the Currency Swap Provider thereof.

4.4	US$ Note Trustee to perform Agent Bank’s function

If the Agent Bank for any reason does not calculate the US$ Class A-1 Interest Amount, the US$ Class A-2a Interest Amount, US$ Class A-2b Interest Amount, US$ Class A-3a Interest Amount, US$ Class A-3b Interest Amount, US$ Class A-4a Interest Amount or the US$ Class A-4b Interest Amount, in accordance with the US$ Note Conditions, then the US$ Note Trustee must do so and each such determination or calculation will be as if made by the Agent Bank for the purposes of the US$ Note Conditions. In doing so, the US$ Note Trustee will, at the expense of the Issuer (as an expense of the Series Trust) (as directed by the Manager), apply the provisions of Condition 6 of the US$ Note Conditions, with any necessary consequential amendments, to the extent that, in its sole opinion, it can and, in all other respects it will do so in such a manner as it considers fair and reasonable in all the circumstances.

4.5	Documents to Agent Bank

The Issuer will promptly provide to the Agent Bank such documents and other information as the Agent Bank reasonably requires in order for the Agent Bank to properly fulfil its duties in respect of the US$ Notes and the Currency Swap. The Manager will promptly provide to the Issuer such documents and other information as the Issuer reasonably requires to fulfil its obligations to the Agent Bank under this Clause 4.5 and failing the provision of any such documents or information to the Agent Bank by the Issuer, the Agent Bank may request the Manager and the Manager will promptly provide such documents or other information reasonably required under this Clause 4.5.

5.	APPOINTMENT AND DUTIES OF THE US$ NOTE REGISTRAR

5.1	US$ Note Registrar

The Issuer, at the direction of the Manager, hereby appoints the US$ Note Registrar as its initial note registrar in respect of the US$ Notes upon the terms and conditions contained in this Agreement and the US$ Note Registrar hereby accepts that appointment.

5.2	US$ Note Registers to be kept

The US$ Note Registrar must, in respect of the US$ Notes, keep a register at one of its Specified Offices in New York, in which, subject to such reasonable regulations as the US$ Note Registrar may prescribe, the US$ Note Registrar must keep a full and complete record of:

(a)

(US$ Noteholder details):  the name, address and, where applicable and provided to it, taxation, social security or other identifying number of each US$ Noteholder, the details of the US$ Notes held by that US$ Noteholder and the details of the account to which any payments due to the US$ Noteholder are to be made in each case as notified by that US$ Noteholder from time to time;

(b)	(Exchange etc. of US$ Notes): the issue and any exchange, transfer, replacement, redemption (in whole or part) or cancellation of a US$ Note;

(c)	(Payments): all payments made in respect of the US$ Notes (as notified to it by each Paying Agent pursuant to Clause 3.14(a));

(d)	(Invested Amount and Collateralised Amount): the Invested Amount and the Collateralised Amount of each US$ Note from time to time (as notified to it by the Manager pursuant to Clause 7.1); and

(e)	(Other information): such other information as the Manager reasonably requires or the applicable US$ Note Registrar considers appropriate or desirable.

5.3	Transfer or exchange of US$ Notes

US$ Notes held by a US$ Noteholder may be transferred or may be exchanged for other US$ Notes of the same class in any authorised denominations and a like Invested Amount and Collateralised Amount, provided in each case that the requirements of Section 8-401(a) of the UCC are met, by that

US$ Noteholder upon the compliance by that US$ Noteholder with the requirements as applicable to such US$ Note in clauses 3.7 to 3.10 of the US$ Note Trust Deed and:

(a)

(Surrender and instrument of transfer or exchange):  the surrender of the US$ Notes to be transferred or exchanged duly endorsed with, or accompanied by, a written instrument of transfer or exchange in the form, in the case of a transfer, annexed to such US$ Notes or otherwise in a form satisfactory to the applicable US$ Note Registrar duly executed by the US$ Noteholder, or its attorney duly authorised in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the US$ Note Registrar which requirements include membership of, or participation in, STAMP or such other “signature guarantee program” as may be determined by that US$ Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act; and

(b)	(Other documents): the provision of such other documents as the US$ Note Registrar may reasonably require,

to the US$ Note Registrar at its Specified Office. The US$ Note Registrar must observe and perform the applicable duties and obligations of that US$ Note Registrar set forth in clauses 3.7 and 3.8 of the US$ Note Trust Deed.

5.4	Replacement of lost or mutilated US$ Notes

If any US$ Note is lost, stolen, mutilated, defaced or destroyed it may, provided that the requirements of Section 8-405 of the UCC are met, be replaced with other US$ Notes of the same class in any authorised denomination, and a like Invested Amount and Collateralised Amount, upon surrender to the US$ Note Registrar of the US$ Notes to be replaced (where the US$ Note has been mutilated or defaced) at its Specified Office, the provision of such evidence and indemnities as the US$ Note Registrar or the Issuer may reasonably require and payment of that US$ Note Registrar’s and the Issuer’s expenses incurred, and any tax or governmental charge that may be imposed, in connection with such replacement.

5.5	Obligations upon transfer, exchange or replacement of US$ Notes

Subject to this Agreement, upon compliance by the relevant US$ Noteholder with the provisions of Clauses 5.3 or 5.4, as applicable, in relation to the transfer, exchange or replacement of any US$ Notes:

(a)

(Advise Issuer):  the US$ Note Registrar must within three Business Days so advise the Issuer and the US$ Note Trustee (if it is not the US$ Note Registrar) in writing and provide details of the new US$ Notes to be issued in place of those US$ Notes;

(b)

(Execution and authentication):  the Issuer must, within three Business Days of such advice, execute and deliver to the US$ Note Trustee for authentication in the name of the relevant US$ Noteholder or the designated transferee or transferees, as the case may be, one or more new US$ Notes of the same class in any authorised denominations, and a like Invested Amount and Collateralised Amount as those US$ Notes (in each case as specified by the US$ Note Registrar) and the US$ Note Trustee must within three Business Days of receipt of such executed US$ Notes authenticate them and (if it is not the US$ Note Registrar) deliver those US$ Notes to the US$ Note Registrar; and

(c)

(Delivery to US$ Noteholder):  the US$ Note Registrar must, within three Business Days of receipt of such new US$ Notes (or authentication of such US$ Notes if the US$ Note Registrar is the US$ Note Trustee), forward to the relevant US$ Noteholder (being the transferee in the case of a transfer of a US$ Note) such new US$ Notes.

5.6	No charge for transfer or exchange

No service charge may be made to a US$ Noteholder for any transfer or exchange of US$ Notes, but the US$ Note Registrar may require payment by the US$ Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of US$ Notes.

5.7	Restricted period

Notwithstanding the preceding provisions of this Clause 5, the US$ Note Registrar need not register transfers or exchanges of US$ Notes, and the Issuer is not required to execute nor the US$ Note Trustee to authenticate any US$ Notes, for a period of two Business Days, in the case of a Book-Entry Note, or 20 days, in the case of a Definitive Note, preceding the due date for any payment with respect to the US$ Notes or for such period, not exceeding 20 days, as is specified by the US$ Note Trustee prior to any meeting of US$ Noteholders under the US$ Note Trust Deed or prior to any meeting of Voting Secured Creditors (as defined in the General Security Deed), which includes US$ Noteholders, under the Master Security Trust Deed.

5.8	Cancellation of US$ Notes

The US$ Note Registrar must cancel or destroy all US$ Notes that have been surrendered to it for transfer, exchange or replacement (including any Book-Entry Notes surrendered pursuant to clauses 3.4 and 3.6 of the US$ Note Trust Deed) or surrendered to a Paying Agent for redemption and delivered to that US$ Note Registrar and must, upon request, provide a certificate to the Issuer, the US$ Note Trustee or the Manager with the details of all such US$ Notes so cancelled or destroyed.

5.9	Provision of information and inspection of register

The US$ Note Registrar must:

(a)

(Information):  provide to the Issuer, the Manager, the US$ Note Trustee and each other Agent such information as is contained in the US$ Note Register maintained by it and is required by them in order to perform any obligation pursuant to the Transaction Documents;

(b)

(Provision of information to Issuer):  without limiting Clause 5.9(a), if the US$ Note Registrar is not the US$ Note Trustee, provide or procure the provision to the Manager (on behalf of the Issuer) at intervals of not more than six months (commencing as from the Closing Date), and at such other times as the Manager (on behalf of the Issuer) may request in writing, all information in the possession or control of the US$ Note Registrar as to the names and addresses of the US$ Noteholders, provided that the US$ Note Registrar will not have any obligations pursuant to this Clause 5.9(b) while the US$ Notes are all Book-Entry Notes. The US$ Registrar acknowledges and agrees that the Manager (on behalf of the Issuer) may provide any information which it receives from the US$ Registrar pursuant to this Clause 5.9(b) to the US$ Note Trustee as contemplated by clause 4.2(a) of the US$ Note Trust Deed; and

(c)	(Inspection): make the US$ Note Register maintained by it:

(i)	available for inspection or copying by the Issuer, the Manager, the US$ Note Trustee and each other Agent or their agents or delegates; and

(ii)	available for inspection by each US$ Noteholder but only in respect of information relating to that US$ Noteholder,

at one of its Specified Offices upon reasonable prior notice and during local business hours.

5.10	Correctness of register and information

The Issuer, the US$ Note Trustee, the Manager and each Agent (other than the US$ Note Registrar) may accept the correctness of the US$ Note Register and any information provided to it by the US$ Note Registrar and is not required to enquire into its authenticity. None of the Issuer, the US$ Note Trustee, the Manager or any Agent (including the US$ Note Registrar) is liable for any mistake in the US$ Note Register or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5.11	Non-recognition of equitable interests

Except as required by law or as ordered by a court of competent jurisdiction, no notice of any trust, whether express, implied or constructive, is to be entered in the US$ Note Register and except as otherwise provided in any Transaction Document, or required by law or ordered by a court of competent jurisdiction, none of the US$ Note Registrar, the US$ Note Trustee, the Issuer, the Manager or any other Agent is to be affected by or compelled to recognise (even when having notice of it) any right or interest in any US$ Notes other than the registered US$ Noteholder’s absolute right to the entirety of them and the receipt of a registered US$ Noteholder is a good discharge to the Issuer, the Manager, the US$ Note Trustee and each Agent.

5.12	Rectification of US$ Note Register

If:

(a)	(Entry omitted): an entry is omitted from the US$ Note Register;

(b)	(Entry made otherwise than in accordance with this Deed): an entry is made in the US$ Note Register otherwise than in accordance with this Agreement;

(c)	(Wrong entry exists): an entry wrongly exists in the US$ Note Register;

(d)	(Error or defect exists in Register): there is an error or defect in any entry in the US$ Note Register; or

(e)	(Default made): default is made or unnecessary delay takes place in entering in the US$ Note Register that any person has ceased to be the holder of US$ Notes,

then the US$ Note Registrar may rectify the same.

6.	US$ NOTE TRUSTEE’S REQUIREMENTS REGARDING AGENTS

6.1	Following enforcement of the Security or issue of Definitive Notes

At any time after either an Event of Default (as defined in the Master Security Trust Deed) (unless waived by the Security Trustee pursuant to clause 9.5 of the Master Security Trust Deed) or the enforcement of the Security or at any time after Definitive Notes in relation to a Class or Sub-Class of US$ Notes have not been issued when required in accordance with the US$ Note Conditions, the US$ Note Trustee may:

(a)	(Require Agents): by notice in writing to the Issuer, the Manager and each Agent require any one or more of the Agents either:

(i) (A)

to act as the Agent of the US$ Note Trustee on the terms and conditions of this Agreement in relation to payments to be made by or on behalf of the US$ Note Trustee under the terms of the US$ Note Trust Deed, except that the US$ Note Trustee’s liability under any provision of this Agreement for the indemnification of the Principal Paying Agent, the Paying Agents and the Agent Bank will be limited to any amount for the time being held by the US$ Note Trustee on the trust of the US$ Note Trust Deed and which is available to be applied by the US$ Note Trustee for that purpose; and

(B)	hold all US$ Notes, and all amounts, documents and records held by them in respect of the US$ Notes, on behalf of the US$ Note Trustee; or

(ii)

to deliver up all US$ Notes and all amounts, documents and records held by them in respect of the US$ Notes, to the US$ Note Trustee or as the US$ Note Trustee directs in that notice, other than any documents or records which an Agent is obliged not to release by any law; and

(b)

(Require Issuer): by notice in writing to the Issuer require it to make (or arrange to be made) all subsequent payments in respect of the US$ Notes to the order of the US$ Note Trustee and not to the Principal Paying Agent and, with effect from the issue of that notice to the Issuer and until that notice is withdrawn, clause 6.1(b) of the US$ Note Trust Deed will not apply.

6.2	Good discharge to Issuer

The payment by or on behalf of the Issuer of its payment obligations on each Distribution Date under the Series Supplement and the US$ Note Conditions to the US$ Note Trustee in accordance with Clause 6.1 is a good discharge to the Issuer and the Issuer will not be liable for any act or omission or default of the US$ Note Trustee during the period it is required to make payments to the US$ Note Trustee under Clause 6.1.

6.3	Change of Authorised Officers

The US$ Note Trustee will forthwith give notice to the Manager, the Issuer, the Security Trustee and each Agent of any change in the Authorised Officers of the US$ Note Trustee.

7.	EARLY REDEMPTION OF US$ NOTES

7.1	Part redemption of US$ Notes on Distribution Dates

(a)

(Manager to make determinations etc): On the Determination Date immediately preceding each Distribution Date, the Manager will make the determinations referred to in Condition 7.11 of the US$ Note Conditions in relation to that Distribution Date and will give to the Issuer, the US$ Note Trustee, the Principal Paying Agent, the Agent Bank and the US$ Note Registrar the notifications, and will cause to be made to the US$ Noteholders the publication, required by Condition 7.11(b) of the US$ Note Conditions. If the Manager does not at any time for any reason make the determinations referred to in Condition 7.11(a) of the US$ Note Conditions it must forthwith advise the US$ Note Trustee and the Agent Bank and such determinations must be made by the Agent Bank, or failing the Agent Bank, by the US$ Note Trustee in accordance with such Condition 7.11(c) of the US$ Note Conditions (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager. Neither the US$ Note Trustee nor the Agent Bank is liable for a failure to make any determinations under this Clause 7.1(a) or Clause 4.2 if such failure arises as a result of the US$ Note Trustee or Agent Bank having insufficient information to do so.

(b)

(Notify Depositories): If any Book-Entry Notes are outstanding, on receipt of a notification under Condition 7.11(b) of the US$ Note Conditions, the Principal Paying Agent must notify the Depository of any proposed redemption in accordance with the Depository’s applicable procedures, specifying the principal amount of each Book-Entry Note to be redeemed and the date on which the redemption is to occur and must provide a copy to the Depository of the notification received under Condition 7.11(b) of the US$ Note Conditions.

7.2	Early redemption

(a)

(Notice to Paying Agent etc): If the Issuer intends to redeem all (but not some only) of the US$ Notes prior to the Maturity Date (as defined in the Series Supplement) pursuant to Conditions 7.3 or 7.4 of the US$ Note Conditions, the Manager will direct the Issuer to give the requisite notice to the Seller, the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar, the Agent Bank and the US$ Noteholders in accordance with Conditions 7.3 or 7.4 (as the case may be) of the US$ Note Conditions and stating the date on which such US$ Notes are to be redeemed.

(b)

(Notice to Depository): The Principal Paying Agent will, on receipt of a notice under Clause 7.2(a), and if any Book-Entry Notes are outstanding, notify the Depository of the proposed redemption in accordance with the Depository’s applicable procedures, specifying the Invested Amount of each Book-Entry Note to be redeemed, the amount of principal to be repaid in relation to each Book-Entry Note and the date on which the Book-Entry Notes are to be redeemed.

8.	GENERAL PAYING AGENT MATTERS

8.1	Notices to US$ Noteholders

(a)

(Notices to be given by US$ Note Registrar): At the request of the Issuer, the US$ Note Trustee, the Manager, the Security Trustee or any other Agent, and at the expense of the Issuer, the US$ Note Registrar will arrange for the delivery of all notices received by it relating to the Series Trust to the relevant US$ Noteholders in accordance with the US$ Note Conditions.

(b)

(Copy to US$ Note Trustee): The US$ Note Registrar will promptly send to the US$ Note Trustee one copy of the form of every notice given to the applicable US$ Noteholders in accordance with the US$ Note Conditions (unless such notice is given at the request of the US$ Note Trustee).

The US$ Note Registrar will not be responsible for, or liable to any person in respect of, the contents of any notices or reports delivered by it at the request of the Issuer, the US$ Note Trustee, the Manager, the Security Trustee or any other Agent pursuant to this Clause 8.1.

8.2	Copies of documents for inspection

The Manager will provide to the US$ Note Registrar sufficient copies of:

(a)	(Documents for inspection): all documents required by the US$ Note Conditions or the US$ Note Trust Deed to be available to the applicable US$ Noteholders for issue or inspection; and

(b)	(Other documents): all other documents which this Agreement requires the US$ Note Registrar to deliver to any person.

8.3	Notice of any withholding or deduction

If the Issuer or any Paying Agent is, in respect of any payment in respect of the US$ Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties or charges as contemplated by Condition 8.4 of the US$ Note Conditions, the Issuer or the Paying Agent (as the case may be) must give notice to the Principal Paying Agent, the US$ Note Trustee and the US$ Noteholders in accordance with Condition 11.1 of the US$ Note Conditions immediately after becoming aware of the requirement to make the withholding or deduction and must give to the Principal Paying Agent and the US$ Note Trustee such information as they require to enable each of them to comply with the requirement.

9.	INDEMNITY BY ISSUER

9.1	Indemnity by Issuer

Subject to Clause 15, the Issuer indemnifies each Agent and its directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by the Agent under this Agreement, the US$ Note Trust Deed or the US$ Note Conditions except to the extent any losses, liabilities, costs, claims, actions, damages, expenses or demands result from any fraud, negligence or wilful default of the Agent or its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of this Agreement, the US$ Note Trust Deed or the US$ Note Conditions and notwithstanding the resignation or removal of that Agent pursuant to Clause 11 or termination of this Agreement, the Currency Swap, the US$ Note Conditions or the US$ Note Trust Deed.

9.2	Agent’s liability for consequential loss

Notwithstanding any provision of this Agreement to the contrary, no Agent shall in any event be liable for special, indirect, punitive or consequential loss (being loss of business, goodwill, opportunity or profit) or damage of any kind whatsoever (including, but not limited to, lost profits) whether or not foreseeable, even if the Agent has been advised of the likelihood of such loss or damage.

10.	INDEMNITY BY PRINCIPAL PAYING AGENT

Subject to Clause 12.11, the Principal Paying Agent will indemnify and hold harmless the Issuer, its respective directors and officers and each person who controls the Issuer within the meaning of Section 15 of the Securities Act (each a Relevant Party) against any losses, claims, damages, liabilities, taxes, interest, fines and penalties (joint or several) (altogether referred to as Losses) which the Relevant Parties may incur, in so far as such Losses are incurred as a result of the fraud, negligence or wilful default of the Principal Paying Agent which directly causes the Issuer to fail to issue on the agreed Closing Date any Notes which the Joint Lead Managers have agreed to purchase under the terms of the Underwriting Agreement and will on demand from time to time reimburse each Relevant Party for any legal or other expenses reasonably incurred by such Relevant Party in connection with investigating or defending any such action or claim.

11.	CHANGES IN AGENTS

11.1	Appointment and removal

The Issuer (on the direction of the Manager) may:

(a)	(Appoint new Agents): appoint:

(i)	additional or alternative Paying Agents (other than the Principal Paying Agent); or

(ii)	an alternative Agent Bank, US$ Note Registrar or Principal Paying Agent; and

(b)

(Terminate appointment of Agents): subject to this Clause 11, terminate the appointment of any Agent by giving written notice to that effect to the Agent whose appointment is to be terminated with a copy to each Rating Agency, the US$ Note Trustee and (if it is not the Agent whose appointment is to be terminated) the Principal Paying Agent:

(i)	with effect immediately on the giving of that notice, if any of the following occurs in relation to the Agent (as the case may be):

(A)	an Insolvency Event;

(B)	it ceases to conduct business or proposes to cease conduct of its business or a substantial part of that business; or

(C)	it fails to remedy within seven Business Days after prior written notice by the Issuer or Manager any material breach of this Agreement on the part of the Agent (as the case may be); and

(ii)	otherwise, with effect on a date not less than 60 days’ from that notice (which date must be not less than 15 days before any due date for payment on any US$ Notes).

11.2	Resignation

Subject to this Clause 11, an Agent may resign its appointment under this Agreement at any time by giving to the Issuer, the Manager, each Rating Agency and (where the Agent resigning is not the Principal Paying Agent) the Principal Paying Agent not less than 90 days’ written notice to that effect (which notice must expire not less than 15 days before, any due date for payment on any US$ Notes).

11.3	Limitation of appointment and termination

Notwithstanding Clauses 11.1 and 11.2:

(a)

(Principal Paying Agent and US$ Note Registrar): the resignation by, or the termination of, the appointment of the Principal Paying Agent or a US$ Note Registrar will not take effect until the appointment of a new Principal Paying Agent or US$ Note Registrar, as the case may be, has been acknowledged in writing by the US$ Note Trustee (in each case, the acknowledgement is not to be unreasonably withheld or delayed) and, in the case of the appointment of a new US$ Note Registrar, until that new US$ Note Registrar has nominated a Specified Office in New York;

(b)

(Appointment by retiring Agent): if any Agent resigns in accordance with Clause 11.2 but, by the day falling 15 days before the expiry of any notice under Clause 11.2 the Issuer has not appointed a new Agent, then the relevant Agent may appoint in its place any reputable bank or trust company of good standing approved in writing by the US$ Note Trustee and appointed on terms previously approved in writing by the US$ Note Trustee (in each case, the approval not to be unreasonably withheld or delayed);

(c)

(Specified Office of Paying Agent in New York): no resignation by, or termination or revocation of the appointment of, any Paying Agent will take effect until a successor has been duly appointed in accordance with Clauses 11.3(a) or (b) and notice of such appointment has been given to the US$ Noteholders if as a result of such resignation, termination or revocation there would cease to be a Paying Agent which has a Specified Office in New York;

(d)

(Specified Office of Agent Bank): the resignation by, or the termination of the appointment of the Agent Bank will not take effect until a new Agent Bank having its Specified Office in New York has been appointed; and

(e)

(Terms of appointment of additional Paying Agents): the appointment of any additional Paying Agent will be on the terms and the conditions of this Agreement and each of the parties to this Agreement must co-operate fully to do all further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of the Paying Agent (which will not, except in the case of an appointment under Clause 11.1(a) or a termination under Clause 11.1(b)(ii), be at the cost of the Issuer or Manager). The Manager must promptly advise each Rating Agency of the appointment of any additional Paying Agent under this Agreement.

All costs and expenses incurred by any party associated with the removal and the appointment of an Agent as a result of Clauses 11.1 or 11.2 will be borne by the Issuer as costs and expenses of the Series Trust.

11.4	Payment of amounts held by the Principal Paying Agent

If the appointment of the Principal Paying Agent is terminated, the Principal Paying Agent must, on the date on which that termination takes effect, pay to the successor Principal Paying Agent any amount held by it for payment of principal or interest in respect of any US$ Note as at that date and must deliver to the successor Principal Paying Agent all records maintained by it and all documents (including any US$ Notes) held by it pursuant to this Agreement.

11.5	Records held by a US$ Note Registrar

If the appointment of a US$ Note Registrar is terminated, that US$ Note Registrar must, on the date on which that termination takes effect, deliver to the successor US$ Note Registrar the US$ Note Register and all records maintained by it and all documents (including any US$ Notes) held by it pursuant to this Agreement.

11.6	Successor to Principal Paying Agent, Agent Bank and US$ Note Registrar

(a)

(Appointment and release): On the execution by the Issuer, the Manager and any successor Principal Paying Agent, US$ Note Registrar or Agent Bank of an instrument effecting the appointment of that successor Principal Paying Agent, US$ Note Registrar or Agent Bank that successor Principal Paying Agent, US$ Note Registrar or Agent Bank, as the case may be, will, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor as if originally named as Principal Paying Agent, US$ Note Registrar or Agent Bank, as the case may be, in this Agreement and that predecessor, on payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), will have no further liabilities under this Agreement, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Principal Paying Agent, US$ Note Registrar or Agent Bank was appointed.

(b)	(Merger): Any entity:

(i)	into which the Principal Paying Agent, US$ Note Registrar or Agent Bank is merged;

(ii)	with which the Principal Paying Agent, US$ Note Registrar or Agent Bank is consolidated;

(iii)	resulting from any merger or consolidation to which the Principal Paying Agent, US$ Note Registrar or Agent Bank is a party; or

(iv)	to which the Principal Paying Agent, US$ Note Registrar or Agent Bank sells or otherwise transfers all or substantially all the assets of its corporate trust business,

must, on the date when that merger, conversion, consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, become the successor Principal Paying Agent, US$ Note Registrar or Agent Bank under this Agreement without the execution or filing of any agreement or document or any further act on the part of the parties to this Agreement, unless otherwise required by the Issuer or the Manager, and after that effective date all references in this Agreement to the Principal Paying Agent, US$ Note Registrar or Agent Bank will be references to that entity (as notified to the Issuer and the Manager). The Principal Paying Agent, Agent Bank or US$ Note Registrar, as the case may be, must pay for any costs or expenses associated with such merger, conversion, consolidation, sale or transfer.

11.7	Notice to US$ Noteholders

The Manager on behalf of the Issuer will, within five days of:

(a)	(Termination): the termination of the appointment of any Agent;

(b)	(Resignation): the resignation of any Agent; or

(c)	(Appointment): the appointment of a new Agent,

give to the US$ Noteholders notice of the termination, appointment or resignation in accordance with Condition 11.1 of the US$ Note Conditions (in the case of a termination under Clause 11.1(b)(i) or 11.2 at the cost of the outgoing Agent). Notwithstanding Clauses 11.1 and 11.2, neither the termination of the appointment of an Agent, nor the resignation of an Agent, will take effect until notice thereof is given to the US$ Noteholders in accordance with this Clause 11.7. If the Manager fails to give a notice to the US$ Noteholders in accordance with this Clause 11.7, the relevant Agent may, but is not obliged to, give such notice in a form approved by the Manager (whose approval will not be unreasonably withheld).

11.8	Change in Specified Office

(a)

(Agents change): If any Agent proposes to change its Specified Office (which must be within the same city as its previous Specified Office), it must give to the Issuer, the Manager, the US$ Note Trustee and the other Agents not less than 30 days’ prior written notice of that change, giving the address of the new Specified Office and stating the date on which the change is to take effect. No change of a Specified Office may occur in the period 15 days before any due date for payment on any US$ Notes.

(b)

(Notice to US$ Noteholders): The Manager must, within 14 days of receipt of a notice under Clause 11.8(a) (unless the appointment is to terminate pursuant to Clause 11.1(b) or 11.2 on or prior to the date of that change) give to the US$ Noteholders notice in accordance with Condition 11.1 of the US$ Note Conditions of that change and of the address of the new Specified Office, but the cost of giving that notice must be borne by the Agent which is changing its Specified Office and not by the Issuer or the Manager.

12.	MISCELLANEOUS DUTIES AND PROTECTION

12.1	Agents are agents of the Issuer

(a)	(Agent of the Series Trust): Subject to Clause 6.1, each Agent is the agent of the Issuer in its capacity as trustee of the Series Trust only.

(b)

(Issuer not responsible for Agents): Notwithstanding any other provision contained in this Agreement, any other Transaction Document or at law, the Issuer in its personal capacity is not responsible for any act or omission of any Agent.

12.2	Agency

Subject to any other provision of this Agreement, each Agent acts solely for and as agent of the Issuer and does not have any obligations towards or relationship of agency or trust with any person entitled to receive payments of principal and/or interest on the US$ Notes and is responsible only for the performance of the duties and obligations imposed on it pursuant to this Agreement.

12.3	Reliance

Each Agent is protected from and will incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any instruction, request or order from the Issuer or the Manager or in reliance upon any US$ Note or upon any notice, resolution, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties.

12.4	Entitled to deal

An Agent is not precluded from acquiring, holding or dealing in any US$ Notes or from engaging or being interested in any contract or other financial or other transaction with the Issuer or the Manager as freely as if it were not an agent of the Issuer under this Agreement and in no event whatsoever (other than fraud, wilful default or negligence) will any Agent be liable to account to the Issuer or any person entitled to receive amounts of principal or interest on the US$ Notes for any profit made or fees or commissions received in connection with this agreement or any US$ Notes.

12.5	Consultation and delegation

(a)

(Consultation): Each Agent may, if reasonably necessary or prudent, consult with lawyers or other professional advisers selected by it, who may be employees of or lawyers or advisers to the Issuer, the Manager or the relevant Agent and it will not be responsible to any person for any action taken, omitted or suffered by it in reliance upon the advice of such adviser or for any acts, omissions, fraud, misconduct, or default on the part of any person consulted by it under this Clause 12.5(a), provided that it has exercised good faith and due care in ensuring that the person consulted by it is appropriately qualified to give such advice.

(b)	(Delegation): An Agent may whenever it thinks it expedient in the interests of the US$ Noteholders, delegate:

(i)	to a Related Body Corporate of that Agent, all or any of the duties, powers, authorities, trusts and discretions vested in that Agent by this Agreement or any other Transaction Documents; and

(ii)	to any person agreed to by the Manager, any non-material part of the duties, powers, authorities, trusts and discretions vested in that Agent by this Agreement or any other Transaction Documents.

Any such delegation may be by power of attorney or in such other manner as the Agent may think fit and may be made upon such terms and conditions (including power to subdelegate) and subject to such regulations as the Agent may think fit. Provided that the Agent has exercised good faith and due care in the selection of such delegate, and subject to Clause 12.5(c), it will not be under any obligation to any person to supervise the proceedings or be in any way responsible for any loss incurred by reason of any acts, omissions, fraud, misconduct or default on the part of any such delegate or subdelegate.

(c)

(Related Body Corporate): Where, pursuant to Clause 12.5(b), an Agent delegates any of its trusts, duties, powers, authorities and discretions to any person who is a Related Body Corporate of it, that Agent at all times remains liable for the acts or omissions of such Related Body Corporate if that act or omission would be a breach of this Agreement had it been an act or omission of that Agent and it is caused by the fraud, negligence or wilful default of such Related Body Corporate and for the payment of fees of that Related Body Corporate when acting as delegate.

12.6	Duties and obligations

Each Agent will perform the duties and obligations, and only the duties and obligations, contained in or reasonably incidental to this Agreement and the US$ Note Conditions and no implied duties or obligations (other than general laws as to agency) will be read into this Agreement or the US$ Note Conditions against any Agent. An Agent is not required to take any action under this Agreement which would require it to incur any expense or liability for which (in its reasonable opinion) either it would not be reimbursed within a reasonable time or in respect of which it has not been indemnified to its satisfaction.

12.7	Income tax returns

Subject to having received all documents which it is entitled to receive under Clause 12.9, the Principal Paying Agent will, on request by a US$ Noteholder, deliver to that US$ Noteholder such information as may be reasonably required to enable such US$ Noteholder to prepare its income tax returns.

12.8	Representation by each Agent

Each Agent represents and warrants that:

(a)

(Qualified): it is duly qualified to assume its obligations under this Agreement and has obtained all necessary approvals required to execute, deliver and perform its obligations under this Agreement; and

(b)	(Legal proceedings): there are no actions, suits or proceedings pending, or to the best of the knowledge of an Authorised Officer of the Agent, threatened against the Agent before any court or any governmental authority which, if determined adversely to it, would materially and adversely, affect its ability, either in its individual capacity or as the Agent, as the case may be, to perform its obligations under this Agreement.

12.9	Information and forms

The Issuer and the Manager each severally covenants in favour of each Agent that it will, following a request by an Agent, promptly provide to that Agent, as that Agent may reasonably require to enable it to perform its duties and functions under this Agreement, such information, forms and other documents that are in the possession of the Issuer or the Manager, as the case may be, or which it is otherwise entitled to obtain from any person.

12.10	Notices

A copy of all communications relating to the subject matter of this Agreement between the Issuer, the Manager, the US$ Note Trustee or the US$ Noteholders and any of the Paying Agents (other than the Principal Paying Agent) shall be sent to the Principal Paying Agent by the relevant Paying Agent.

12.11	Liability of Principal Paying Agent or Paying Agent

Neither the Principal Paying Agent nor any other Paying Agent will be liable if it is unable to carry out its duties and obligations due to any breach of any person (other than that Principal Paying Agent or Paying Agent) of its obligations under this Agreement or any other Transaction Document or any failure of receipt of any necessary instructions, notices, documents or information from any party or any situation not within its control. Notwithstanding any other provision of this Agreement, each Agent will only be liable to the Issuer for the Issuer’s direct damage when caused by that Agent’s fraud, negligence or wilful misconduct.

12.12	Confidentiality

Each Agent will treat information relating to the Issuer as confidential, but (unless consent is prohibited by law) the Issuer consents to the transfer and disclosure by the Agent of any information relating to the Issuer to and between branches, subsidiaries, representative offices, affiliates and agents of each Agent and third party auditors or legal counsel selected by any of them, to the extent that such recipients need to know the information, wherever situated, for confidential use (including in connection with the provision of any service and for data processing, statistical and risk analysis purposes) provided that any of such recipients of the information also agree to be subject to the same duty of confidentiality as provided herein. Each Agent and any branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information as required by any law, court regulator or legal process.

12.13	Conflicts of interest

The Issuer hereby irrevocably waives, in favour of the Agents, any conflict of interest which may arise by virtue of each Agent acting under this Agreement or for other customers of such Agent. The Issuer acknowledges that the Agents and their respective affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Issuer may regard as conflicting with its interests and may possess information (whether or not material to the Issuer), other than as a result of the Agents acting hereunder, that such Agent may not be entitled to share with the Issuer. None of the Agents will use (without the Issuer’s consent) confidential information obtained from the Issuer to any of the Agents’ other customers nor will any Agent use confidential information to the Issuer which such Agent has obtained from any of its other customers. Without prejudice to the foregoing, the Issuer agrees that the Agents and their respective affiliates may deal in (whether for their own or their respective customers’ accounts) or advise on securities of any party and that such dealing or advising, will not constitute a conflict of interest for the purposes of this Agreement.

13.	EXPENSES

13.1	Payment of expenses

The Issuer (as directed by the Manager) must pay or reimburse to each Agent all reasonable costs, expenses, charges, stamp duties and other Taxes and liabilities reasonably and properly incurred by that Agent in the performance of the obligations of that Agent under this Agreement including all costs and expenses (including legal costs and expenses) incurred by that Agent in the enforcement of any obligations under this Agreement. Nothing in this Clause 13.1 entitles or permits an Agent to be reimbursed or indemnified for general overhead costs and expenses (including rents and any amounts payable by that Agent to its employees in connection with their employment) incurred directly or indirectly in connection with the business activities of that Agent or in the exercise of its rights, powers and discretions or the performance of its duties and obligations under this Agreement. For the purposes of clause 13.1(b) of the Master Security Trust Deed, any moneys payable to an Agent under this Clause 13.1 are to be considered as that Agent’s “remuneration”.

The Issuer will also pay to each Agent the fees as agreed, on or before the Closing Date, in writing between the Issuer, the Manager and that Agent. The Manager must notify each Rating Agency of each such fee.

13.2	No other fees

Except as provided in Clause 13.1, or as expressly provided elsewhere in this Agreement, neither the Issuer nor the Manager has any liability in respect of any fees or expenses of any Agent in connection with this Agreement.

13.3	Payment of fees

The above payments and expenses will be paid in Australian dollars. The Issuer will in addition pay any value added tax which may be applicable.

13.4	No commission

Subject to this Clause 13, no Paying Agent may charge any commission or fee in relation to any payment by it under this Agreement.

13.5	Timing of payments

All payments by the Issuer to an Agent under this Clause 13 are payable on the first Distribution Date following demand by that Agent from funds available for this purpose in accordance with the Series Supplement.

14.	NOTICES

14.1	Method of delivery

Subject to Clauses 14.3 and 14.4, any notice, request, certificate, approval, demand, consent or other communication to be given under this Agreement (other than notices to the US$ Noteholders) must:

(a)	(Execution): be in writing and, except in the case of a communication by email, signed by an Authorised Officer of the party giving the same; and

(b)	(Delivery): be:

(i)	left at the address of the addressee;

(ii)	sent by prepaid ordinary post to the address of the addressee;

(iii)	sent by facsimile to the facsimile number of the addressee; or

(iv)	sent by email by an Authorised Officer of the party giving the same to the addressee’s email address,

in each case, as specified in Clause 14.5 or as otherwise notified in writing by the relevant addressee from time to time to the other parties to this Agreement as its address for service pursuant to this Agreement.

14.2	Deemed receipt

A notice, request, certificate, demand, consent or other communication under this Agreement is deemed to have been received:

(a)	(Delivery): where delivered in person, upon receipt;

(b)	(Post): where sent by post, on the 3rd (7th if outside Australia) day after posting;

(c)

(Fax): where sent by facsimile, on production by the dispatching facsimile machine of a transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; and

(d)	(Email): where sent by email, on the date that the email is received.

However, if the time of deemed receipt of any notice is not before 5.30 p.m. local time on a Business Day at the address of the recipient it is deemed to have been received at the commencement of business on the next Business Day.

14.3	Email

A notice, request, certificate, approval, demand, consent or other communication to be given under this Agreement may only be given by email where the recipient has agreed in writing that that communication, or communications of that type, may be given by email. For the avoidance of doubt, any such agreement of the US$ Note Trustee, Principal Paying Agent and Agent Bank must be in writing and refer specifically to this Clause 14.3, and no such agreement may be implied, inferred or deemed to arise as a result of any other conduct or dealing, including the use by employees or representatives of email as a means of communication with other parties for the purposes of the administration of this Agreement.

14.4	Communications through Principal Paying Agent

All communications relating to this Agreement between the Issuer and the Agent Bank and any of the other Paying Agents or between the Paying Agents themselves will, except as otherwise provided in this Agreement, be made through the Principal Paying Agent.

14.5	Contact information

The initial address, facsimile number and email address of the parties to this Agreement and each other Transaction Document are:

(a)	US$ Note Trustee, Principal Paying Agent, US$ Note Registrar and Agent Bank:

The Bank of New York Mellon

101 Barclay Street, Floor 7-East New York N.Y. 10286

Attention: Corporate Trust Office, International Corporate Trust Global Americas

Telephone: (212) 815 8164

Fax: (212) 815 5366 / (212) 815 5390

(b)	Issuer:

Perpetual Trustee Company Limited as trustee for the SMART ABS Series 2014-1US Trust

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Transaction Management, Trust and Fund Services

Telephone: +612 9229 9000

Fax: +612 8256 1424

(c)	Security Trustee:

P.T. Limited

Level 12, Angel Place

123 Pitt Street

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Transaction Management, Trust and Fund Services

Telephone: +612 9229 9000

Fax: +612 8256 1424

(d)	MLPL, Servicer and Seller:

Macquarie Leasing Pty Limited

Level 1, 1 Martin Place

Sydney NSW 2000

AUSTRALIA

Attention: Karleen Munns

Telephone: +612 8232 8072

Fax: +612 8232 9929

Email: Karleen.munns@macquarie.com

(e)	MBL:

Macquarie Bank Limited

1 Martin Place

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

(f)	Manager:

Macquarie Securities Management Pty Limited

1 Martin Place

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

(g)	Currency Swap Provider:

Australia and New Zealand Banking Group Limited

ANZ Market Operations

Level 15, 100 Queen Street

Melbourne, Victoria, 3000

AUSTRALIA

Attention: Manager, Derivative Operations

Telephone: +613 8655 3254

Fax: +613 9273 3444

Email: globalconfirmations@anz.com

(h)	Fixed Rate Swap Provider:

Macquarie Bank Limited 1 Martin Place

Sydney NSW 2000

AUSTRALIA

Attention: Manager, Securitisation

Telephone: +612 8232 3333

Fax: +612 8232 8344

Email: ficcdebtmarkets@macquarie.com

15.	ISSUER’S LIMITATION OF LIABILITY

15.1	Limitation on Issuer’s liability

This Agreement applies to the Issuer only in its capacity as trustee of the Series Trust and in no other capacity. A liability incurred by the Issuer acting in its capacity as trustee of the Series Trust arising under or in connection with this Agreement is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the Assets of the Series Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer’s liability applies despite any other provision of this Agreement (other than Clause 15.3) and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

15.2	Claims against Issuer

The parties other than the Issuer may not sue the Issuer in respect of any liabilities incurred by the Issuer acting in its capacity as trustee of the Series Trust in any capacity other than as trustee of the Series Trust including seeking the appointment of a receiver (except in relation to the Assets of the Series Trust) a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or similar arrangements of or affecting the Issuer (except in relation to the Assets of the Series Trust).

15.3	Fraud, negligence or wilful default

The provisions of this Clause 15 will not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under the Master Trust Deed, the Series Supplement or any other Transaction Document in relation to the Series Trust or by operation of law there is a reduction in the extent of the Issuer’s indemnification out of the Assets of the Series Trust as a result of the Issuer’s fraud, negligence or wilful default and will not apply to any obligation or liability of the Issuer to pay amounts from its personal funds.

15.4	Acts or omissions

It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations or any breach of representations or warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purposes of Clause 15.3 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant Party or any other such person.

15.5	No authority

No Agent appointed in accordance with this Agreement has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraudulent, negligent or wilful default of the Issuer for the purposes of Clause 15.3.

15.6	No obligation

The Issuer is not obliged to enter into any commitment or obligation under or in relation to this Agreement or any Transaction Document (including incur any further liability) unless the Issuer’s liability is limited in a manner which is consistent with this Clause 15 or otherwise in a manner satisfactory to the Issuer in its absolute discretion.

16.	GENERAL

16.1	Waiver

A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege under this Agreement by a party will not in any way preclude or operate as a waiver of any further exercise or enforcement of such right, remedy, power or privilege of the exercise or enforcement of any other right, remedy, power or privilege under this Agreement or provided by law.

16.2	Written waiver, consent and approval and specimen signatures

(a)

(Waiver, consent and approval): Any waiver, consent or approval given by a party under this Agreement will only be effective and will only bind that party if it is given in writing, or given verbally and subsequently confirmed in writing, and executed by that party or on its behalf by two Authorised Officers of that party.

(b)

(Specimen signatures): On or prior to the date of this Agreement, the Issuer must provide to the Principal Paying Agent a certified copy of a list setting out in full the name and specimen signature of each Authorised Officer of the Issuer.

16.3	Severability

Any provision of this Agreement which is illegal, void or unenforceable in any jurisdiction is ineffective in such jurisdiction to the extent only of such illegality, voidness or unenforceability without invalidating the remaining provisions of this Agreement.

16.4	Survival of indemnities

The indemnities contained in this Agreement are continuing, and survive the termination of this Agreement.

16.5	Assignments

No party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties and without the Manager first issuing a Rating Notification in relation to the proposed assignment or transfer.

16.6	Successors and assigns

This Agreement is binding upon and enures to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

16.7	Moratorium legislation

To the fullest extent permitted by law, the provisions of all statutes whether existing now or in the future operating directly or indirectly:

(a)	(To affect obligations): to lessen or otherwise to vary or affect in favour of any party any obligation under this Agreement; or

(b)	(To affect rights): to delay or otherwise prevent or prejudicially affect the exercise of any rights or remedies conferred on a party under this Agreement,

are hereby expressly waived, negatived and excluded.

16.8	Amendments

This Agreement may be amended only by written agreement between all parties to this Agreement, provided that the Manager and the Trustee may only agree to such amendment in accordance with the provisions of clause 25 of the Master Trust Deed and for this purpose references in that clause to a Series Supplement will be taken to be references to this Agreement.

16.9	Governing law

This Agreement is governed by and must be construed in accordance with the laws applying in the Australian Capital Territory.

16.10	Jurisdiction

Each party irrevocably and unconditionally:

(a)	(Submissions to jurisdiction): submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory;

(b)

(Waiver of inconvenient forum): waives any objection it may now or in the future have to the bringing of proceedings in those courts and any claim that any proceedings have been brought in an inconvenient forum; and

(c)

(Service of notice): agrees, without preventing any other mode of service permitted by law, that any document required to be served in any proceedings may be served in the manner in which notices and other written communications may be given under Clause 14.

16.11	Counterparts

This Agreement may be executed in a number of counterparts and all such counterparts taken together will constitute one and the same instrument.

16.12	Limitation of US$ Note Trustee’s liability

Clause 8.3 of the US$ Note Trust Deed is incorporated into this Agreement as if set out in full and for this purpose references in that clause to “this Deed” and “Clause 8.3” will be taken to be references to “this Agreement” and “Clause 16.12” respectively.

16.13	Contra proferentem

Each provision of this Agreement will be interpreted without disadvantage to the party who (or whose representative) drafted that provision.

16.14	Anti-money laundering

Each party (the Information Provider) agrees to provide any information and documents reasonably required by any other party (the Information Recipient) to comply with any applicable anti-money laundering or counter-terrorism financing laws including any applicable laws imposing “know your customer” or other identification checks or procedures that the Information Recipient is required to comply with in respect of this Agreement (AML/CTF Laws), but the foregoing obligation applies only to the extent that such information and such documents are in the possession of the Information Provider or may be obtained by it after having undertaken reasonable steps and subject to any confidentiality, privacy or general law obligations owed by the Information Provider to any person in relation to whom the information or documents requested relate (except, in all cases, to the extent that the foregoing may be overridden by the relevant AML/CTF Laws). Each party must comply with any AML/CTF Laws applicable to it, to the extent required to comply with its obligations under the Transaction Documents. Any party may decline to perform any obligation under the Transaction Documents to the extent it forms the view, in its reasonable opinion, that notwithstanding that it has taken all action to comply with any applicable AML/CTF Laws, it is required to decline to perform those obligations under any such AML/CTF Laws. To the maximum extent permitted by law, each party and the Noteholders and Unitholders release each other party (a Released Party) from any confidentiality, privacy or general law obligations that a Released Party would otherwise owe to it in respect of this Agreement and to the extent to which it is able, any applicable confidentiality and privacy laws, but only to the extent that the existence of these obligations or laws would otherwise prevent a Released Party from providing any information or documents requested in accordance with this Clause 16.14 or any similar clause in any other Transaction Document.

16.15	Compliance with Regulation AB

(a)

In relation to each fiscal year of the Series Trust (which commences on 1 April of each calendar year) for which MLPL is required under the Exchange Act to file an annual report on Form 10-K with respect to the Series Trust, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank (the Assessing Party) must prepare and deliver to each of the Issuer, MLPL, the Manager, the US$ Note Trustee and the Rating Agencies, each of the following items no later than 90 days after the end of that fiscal year:

(i)

(Assessment of compliance): as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, a report regarding the Assessing Party’s assessment of compliance with the Servicing Criteria, including disclosure of any material instance of non-compliance identified by the Assessing Party. Such report must be signed by an Authorised Officer of the Assessing Party, and must be substantially in the form of Schedule 1 and address (A) each of the Servicing Criteria marked in Appendix A to Schedule 1 as “Applicable Servicing Criteria” and (B) any unmarked Servicing Criteria in Appendix A to Schedule 1, to the extent that the Assessing Party is involved in servicing activities relating to such Servicing Criteria, as mutually agreed upon by MLPL and such Assessing Party from time to time;

(ii)

(Accounting attestation report): a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance report made by the Assessing Party and delivered pursuant to, Clause 16.15(a)(i). Such attestation must be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)

(Delegate information): a written description of the role and function of each delegate appointed by the Assessing Party that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the SMART Receivables, specifying: (A) the identity of each such delegate and which (if any) of such delegates are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; and (B) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each delegate identified pursuant to paragraph (A) of this Clause 16.15(a)(iii).

(b)

As a condition to the utilisation of any delegate determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Assessing Party shall cause each such delegate, if any, to comply with Clause 16.15(a)(i) and Clause 16.15(a)(ii) as if references to the Assessing Party in those Clauses were references to such delegate, except that any assessment of compliance or accounting reports delivered by a delegate of the Assessing Party under Clause 16.15(a)(i) or Clause 16.15(a)(ii) need not address any elements of the Servicing Criteria other than those specified by the Assessing Party to such delegate pursuant to Clause 16.15(a)(iii)(B).

(c)

Each Assessing Party represents, warrants and agrees that each report required pursuant to this Clause 16.15 to be provided by the Assessing Party or any of its delegates will be accurate in all material respects and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)	Any failure by the Assessing Party or any delegate of the Assessing Party to deliver any information, report, certification, accountant’s letter or other material when and as required under this Clause 16.15, shall immediately and automatically, without notice or grace period, entitle the Manager, in its sole discretion:

(i)

to remove the Assessing Party or direct the Assessing Party to remove such delegate from the performance of any activities which MLPL reasonably determines to constitute “participating in the servicing function” in relation to the Issuer within the meaning of Item 1122 of Regulation AB; and

(ii)	to replace the Assessing Party or such delegate with respect to such activities;

provided that, if directed by MLPL, the Manager shall so remove and replace the Assessing Party or such delegate, as applicable; and provided, further, that to the extent that any provision of the Transaction Documents expressly provides for the survival of certain rights or obligations following termination of such party, such provision shall be given effect.

16.16	FATCA – provision of information to US$ Note Trustee, Principal Paying Agent and Paying Agent and withholding

(a)

The Manager agrees to direct the Trustee to and, upon such direction the Trustee agrees to within a reasonable period of time, provide to the US$ Note Trustee, Principal Paying Agent and Paying Agent (as applicable) such sufficient information as may be requested in writing by any of US$ Note Trustee, the Principal Paying Agent or the Paying Agent for the purpose of determining whether or not the US$ Note Trustee, Principal Paying Agent and Paying Agent (as applicable) is obliged, in respect of any payments to be made by it pursuant to any Transaction Document to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986, as amended (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement). The obligations imposed on the Trustee under this Clause 16.16(a) are limited to the extent that the Trustee has the relevant information in its possession or control and that provision of the information to the US$ Note Trustee, Principal Paying Agent and Paying Agent (as applicable) will not result in any breach of the Transaction Documents or any applicable law.

(b)

If and to the extent that the US$ Note Trustee, the Principal Paying Agent or the Paying Agent is required under applicable law to deduct FATCA Withholding Tax from any payment to be made by it pursuant to any Transaction Document, the US$ Note Trustee, the Principal Paying Agent or the Paying Agent, as the case may be, shall be entitled to deduct such FATCA Withholding Tax, and shall have no obligation to gross-up any payment under any Transaction Document or to pay any additional amount as a result of such FATCA Withholding Tax.

(c)

For the purposes of this Clause 16.16, FATCA Withholding Tax means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations or agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement).

16.17	FATCA – provision of information by the US$ Note Trustee

(a)

Subject to Clause (c), the US$ Note Trustee agrees to, at the Manager’s written request, provide to the Manager on a timely basis such information as may be reasonably required by any of the Trustee, the Series Trust, Macquarie Group Limited or any of Macquarie Group Limited’s Related Bodies Corporate (each, a Potential Reporting Entity) in order to comply with any reporting obligations imposed on the relevant Potential Reporting Entity pursuant to any intergovernmental agreement between the Government of the United States of America (or any agency thereof) and the Government of the Commonwealth of Australia (or any agency thereof) with respect to the U.S. Foreign Account Tax Compliance Act (such agreement being the IGA) or any legislation enacted pursuant to the IGA.

(b)

The US$ Note Trustee acknowledges and agrees that any of the information referred to above provided by it to the Manager in accordance with Clause (a) may be provided by the Manager to the relevant Potential Reporting Entity and used by that relevant Potential Reporting Entity only for the purpose of satisfying the reporting obligations of that relevant Potential Reporting Entity under the IGA. None of the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar nor any Paying Agent shall have a duty to monitor, nor liability or responsibility with respect to the Manager’s providing the information to the Potential Reporting Entities, nor with respect to their compliance with their respective reporting obligations, if any.

(c)	The obligation imposed upon the US$ Note Trustee under Clause 16.17(a) applies only to the extent that any requested information:

(i)	relates to payments on the US$ Notes or payments to US$ Noteholders; and

(ii)	is actually known by BNY in its capacity as US$ Note Trustee, US$ Note Registrar, Principal Paying Agent or Paying Agent; and

(iii)	is not subject to a confidentiality agreement or otherwise confidential, proprietary or otherwise restricted information pursuant to applicable law or regulation or otherwise; and

(iv)	is not otherwise available to the Manager and/or the Potential Reporting Entities.

SIGNATORIES

Executed as an agreement.

SIGNED for and on behalf of PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 by	/s/ Hagbarth Strom Hagbarth Strom Manager

and	Signature of Attorney
its Attorneys under a Power of Attorney dated and each Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney in the presence of:

/s/ Jamie Walter Taylor	/s/ Noora Pahkala Noora Pahkala Manager

Signature of Witness	Signature of Attorney

Jamie Walter Taylor Solicitor

Name of Witness in full

SIGNED for and on behalf of MACQUARIE SECURITIES MANAGEMENT PTY LIMITED ABN 26 003 435 443 by

and

its Attorneys under a Power of Attorney

dated (Signed in Sydney,

          POA Ref: #42 dated

          8th July 2013)

and each Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney in the presence of:

/s/ Kevin Lee Kevin Lee Division Director Signature of Attorney

/s/ Peter Fogarty	/s/ Robert McRobbie Robert McRobbie Division Director Legal Risk Management

Signature of Witness	Signature of Attorney

Peter Fogarty Lawyer

Name of Witness in full

SIGNED for and on behalf of THE BANK OF NEW YORK MELLON by its Authorised Signatory:
/s/ Michelle Drinkard	/s/ Latoya S. Elvin Latoya S. Elvin
Authorised Signatory	Signature of Witness
Michelle Drinkard Vice President	Latoya S. Elvin

Name of Authorised Signatory in full	Name of Witness in full

SCHEDULE 1

ASSERTION OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

SMART ABS SERIES 2014-1US TRUST (the Series Trust): ASSERTION OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Reference is made to the Agency Agreement dated 4 March 2014 in relation to the Series Trust (the Agency Agreement). Pursuant to clause 16.15 of the Agency Agreement, [—] (the Company) provides this platform-level assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission. Words and phrases used but not otherwise defined in this assessment have the meanings given to them in the Agency Agreement.

Management has determined that the following servicing criteria are applicable in regards to the following servicing platform for the following period:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) asset-backed securities issued on or after January 1, 2006 (and like-kind transactions issued prior to January 1, 2006) that comply with Regulation AB for which the Company provides trustee, securities administration, paying agent or custodial services, as defined and to the extent applicable in the transaction agreements, other than residential mortgage-backed securities and other mortgage-related asset-backed securities.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, which are identified below in Appendix A (the checked items) as “Applicable Servicing Criteria”.

[With respect to servicing criteria 1122(d)[—] management has engaged a vendor to perform the activities required by these servicing criteria. Management has determined that this vendor is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and management has elected to take responsibility for assessing compliance with the servicing criteria applicable to this vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (“Interpretation 17.06”). Management has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to the vendor. Management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendor and related criteria.]

Reporting Period: Twelve months ended March 31, 20[—].

With respect to the Platform and the Reporting Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:

• The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

• The Company has assessed compliance with the Applicable Servicing Criteria.

• As of March 31, 20[—] and for the Reporting Period, the Company was in material compliance with the Applicable Servicing Criteria.

[—], a registered public accounting firm, has issued an attestation report on the Company’s assessment of compliance with the Applicable Servicing Criteria for the Reporting Period.

[Date]

[—]

By:

Name:

Title:

APPENDIX A - SERVICING CRITERIA

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA*

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	x
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	x
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	x

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	x
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	x

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

*	The assessment of compliance to be delivered by the US$ Note Trustee shall address at a minimum the criteria identified below in Appendix A (the checked items) as “Applicable Servicing Criteria.”

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA*

Reference	Criteria
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	x (solely with respect to remittance)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	x
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	x

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-aging) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA*
Reference	Criteria
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.